EXHIBIT 10.8

The Trade Desk, Inc.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is effective as of                            by and between The Trade Desk, Inc., a Delaware corporation (the “Company”), and «Indemnitee» (“Indemnitee”).

A.            The Company recognizes the difficulty in obtaining liability insurance for its directors, officers, employees, controlling persons, fiduciaries and other agents and affiliates, the significant cost of such insurance and the general limitations in the coverage of such insurance.

B.            The Company further recognizes the substantial increase in corporate litigation in general, subjecting directors, officers, employees, controlling persons, fiduciaries and other agents and affiliates to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

C.            The current protection available to directors, officers, employees, controlling persons, fiduciaries and other agents and affiliates of the Company may not be adequate under the present circumstances, and directors, officers, employees, controlling persons, fiduciaries and other agents and affiliates of the Company (or persons who may be alleged or deemed to be the same), including the Indemnitee, may not be willing to serve or continue to serve or be associated with the Company in such capacities without additional protection.

D.            The Company (a) desires to attract and retain the involvement of highly qualified persons, such as Indemnitee, to serve and be associated with the Company, and (b) accordingly, wishes to provide for the indemnification and advancement of expenses to the Indemnitee to the maximum extent permitted by law.

E.             In view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified and advanced expenses by the Company as set forth herein.

AGREEMENT:

In consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.              Certain Definitions.

(a)                                 “Change in Control” shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two- thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets.

(b)                                 “Claim” shall mean with respect to a Covered Event:  any threatened, asserted, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation (formal or informal) that Indemnitee [(or in the case of a Fund Indemnitor (as defined in Section 18 below) seeking to be indemnified, a Fund Indemnitor)](1) in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, including any appeal therefrom.

(c)                                  References to the “Company” shall include, in addition to The Trade Desk, Inc., any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which The Trade Desk, Inc. (or any of its wholly owned subsidiaries) is a party, which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(d)                                 “Covered Event” shall mean any event or occurrence by reason of the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, direct or indirect, whether before or after the date of this Agreement, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity, whether before or after the date of this Agreement.

(1)  Note to Form:  To be included when applicable.

(e)                                  “Expense Advance” shall mean a payment to Indemnitee for Expenses pursuant to Section 3 hereof, in advance of the settlement of or final judgment in any action, suit, proceeding or alternative dispute resolution mechanism, hearing, inquiry or investigation, which constitutes a Claim.  Expense Advances shall also include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed.

(f)                                   “Expenses” shall mean any and all direct and indirect costs, losses, claims, damages, fees, expenses and liabilities, joint or several (including reasonable attorneys’ fees and all other costs, expenses and obligations reasonably incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred, of any Claim, any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and any legal expenses and costs incurred pursuing a Proceeding to enforce this right of advancement, including expenses and costs and legal fees incurred preparing and forwarding statements to the Company to support the advances claimed.

(g)                                  “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(d) hereof, who shall not have otherwise performed services for (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder, within the last three (3) years.  Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(h)                                 References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries, including as a deemed fiduciary thereto; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(i)                                  “Reviewing Party” shall mean, subject to the provisions of Section 2(d), any person or body appointed by the Board of Directors in accordance with applicable law to review the Company’s obligations hereunder and under applicable law, which may include a member or members of the Company’s Board of Directors, Independent Legal Counsel or any other person or body not a party to the particular Claim for which Indemnitee is seeking indemnification, exoneration or hold harmless rights.  In the absence of the appointment of another Reviewing Party, but subject to the provisions of Section 2(d), the full Board of Directors shall be deemed to be the “Reviewing Party” within the meaning of this Agreement.

(j)                                    “Section” refers to a section of this Agreement unless otherwise indicated.

(k)                                 “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

2.              Indemnification.

(a)                                 Indemnification of Expenses.  Subject to the provisions of Section 2(b) below, the Company shall indemnify, exonerate or hold harmless Indemnitee for Expenses to the fullest extent permitted by law if Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Claim (whether by reason of or arising in part out of a Covered Event), including all interest, assessments and other charges incurred in connection with or in respect of such Expenses.

(b)                                 Review of Indemnification Obligations.

(i)                                     Notwithstanding the foregoing, in the event any Reviewing Party shall have determined (in a written opinion, in any case in which Independent Legal Counsel is the Reviewing Party) that Indemnitee is not entitled to be indemnified, exonerated or held harmless hereunder under applicable law, (A) the Company shall have no further obligation under Section 2(a) to make any payments to Indemnitee not made prior to such determination by such Reviewing Party and (B) the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all Expenses theretofore paid in indemnifying, exonerating or holding harmless Indemnitee (within thirty (30) days after such determination); provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee is entitled to be indemnified, exonerated or held harmless hereunder under applicable law, any determination made by any Reviewing Party that Indemnitee is not entitled to be indemnified hereunder under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expenses theretofore paid in indemnifying, exonerating or holding harmless Indemnitee until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).  Indemnitee’s obligation to reimburse the Company for any Expenses shall be unsecured and no interest shall be charged thereon.

(ii)                                  Subject to Section 2(b)(iii) below, if the Reviewing Party shall not have made a determination within forty-five (45) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (A) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (B) a prohibition of such indemnification under applicable law; provided, however, that such 45-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(iii)                               Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Claim.

(c)                                  Indemnitee Rights on Unfavorable Determination; Binding Effect.  If any Reviewing Party determines that Indemnitee substantively is not entitled to be indemnified, exonerated or held harmless hereunder in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by such Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and, subject to the provisions of Section 15 hereof, the Company hereby consents to service of process and to appear in any such proceeding.  Absent such litigation, any determination by any Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

(d)                                 Selection of Reviewing Party; Change in Control.  If there has not been a Change in Control, any Reviewing Party shall be selected by the Board of Directors, which may be the full Board of Directors in the absence of the selection of another Reviewing Party, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), any Reviewing Party with respect to all matters thereafter arising concerning Indemnitee’s indemnification, exoneration or hold harmless rights for Expenses under this Agreement or any other agreement or under the Company’s Certificate of Incorporation or bylaws as now or hereafter in effect, or under any other applicable law, if desired by Indemnitee, shall be Independent Legal Counsel selected by the Indemnitee and approved by Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be entitled to be indemnified, exonerated or held harmless hereunder under applicable law and the Company agrees to abide by such opinion.  The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify, exonerate and hold harmless such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.  Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other Indemnitees unless (i) the Company otherwise determines or (ii) any Indemnitee shall provide a written statement setting forth in detail a reasonable objection to such Independent Legal Counsel representing other Indemnitees.

(e)                                  Mandatory Payment of Expenses.  Notwithstanding any other provision of this Agreement other than Section 9 hereof, to the fullest extent permitted by applicable law and to the extent that Indemnitee was a party to (or participant in) and has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim, Indemnitee shall be indemnified, exonerated and held harmless against all Expenses actually and reasonably incurred by Indemnitee in connection therewith.  If Indemnitee is not wholly successful in such Claim but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Claim, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law.  For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Claim by dismissal, with or without prejudice, motion for summary judgment, settlement (with or without court approval), or upon a plea of nolo contendere or its equivalent shall be deemed to be a successful result as to such claim, issue or matter.

(f)                                   Contribution.  If the indemnification, exoneration or hold harmless rights provided for in this Agreement is for any reason held by a court of competent jurisdiction to be unavailable to an Indemnitee, then in lieu of indemnifying, exonerating or holding harmless Indemnitee thereunder, the Company shall contribute to the amount paid or required to be paid by Indemnitee as a result of such Expenses (i) in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Claim or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with the action or inaction which resulted in such Expenses, as well as any other relevant equitable considerations.  In connection with the registration of the Company’s securities, the relative benefits received by the Company and Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered.  The relative fault of the Company and Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 2(f) were determined by pro rata or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  In connection with the registration of the Company’s securities, in no event shall Indemnitee be required to contribute any amount under this Section 2(f) in excess of the net proceeds received by Indemnitee from its sale of securities under such registration statement.  No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(a) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

3.              Expense Advances.

(a)                                 Obligation to Make Expense Advances. The Company shall make Expense Advances to Indemnitee in connection with any Proceeding, and such advancement shall be made within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding. The right to advances under this section shall in all events continue until final disposition of any Proceeding, including any appeal therein. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay. Advances shall be made without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Without limiting the generality or effect of the foregoing, within thirty days after any request by Indemnitee, the Company shall, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses.

(b)                                 Undertaking.  The Indemnitee shall qualify for Expense Advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to the fullest extent permitted by law to repay the advance (without interest) if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to further appeal, that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement.

4.              Procedures for Indemnification and Expense Advances.

(a)                                 Timing of Payments.  All payments of Expenses (including without limitation Expense Advances) by the Company to the Indemnitee pursuant to this Agreement shall be made to the fullest extent permitted by law as soon as practicable after written demand by Indemnitee therefor is presented to the Company, but in no event later than forty-five (45) days after such written demand by Indemnitee is presented to the Company, except in the case of Expense Advances, which shall be made in accordance with Section 3(a).  If the Company disputes a portion of the amounts for which indemnification is requested, the undisputed portion shall be paid and only the disputed portion withheld pending resolution of any such dispute.

(b)                                 Notice/Cooperation by Indemnitee.  Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified, exonerated or held harmless or Indemnitee’s right to receive Expense Advances under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification, exoneration or hold harmless rights will or could be sought under this Agreement.  Notice to the Company shall be directed to the President and the Secretary of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). Indemnitee shall give the Company such information and cooperation as the Company may reasonably require and as shall be within Indemnitee’s power; provided, however, that in no case shall Indemnitee be required to convey any information that would cause Indemnitee to waive any privilege accorded by applicable law. The failure by Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement, except to the extent (solely with respect to the indemnity hereunder) that such failure or delay materially prejudices the Company. Notwithstanding the foregoing, notice will be deemed to have been given without any action on the part of Indemnitee in the event the Company is a party to the same Proceeding.

(c)                                  No Presumptions; Burden of Proof.  For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification, exoneration or hold harmless right is not permitted by this Agreement or applicable law.  In addition, neither the failure of any Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified, exonerated or held harmless under this Agreement or applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.  In connection with any determination by any Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified, exonerated or held harmless hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

(d)                                 Notice to Insurers.  If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 4(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all reasonably necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

(e)                                  Selection of Counsel.  In the event the Company shall be obligated hereunder to provide indemnification, exoneration or hold harmless rights for or make any Expense Advances with respect to the Expenses of any Claim, the Company, if appropriate, shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (which approval shall not be unreasonably withheld) upon the delivery to Indemnitee of written notice of the Company’s election to do so.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently employed by or on behalf of Indemnitee with respect to the same Claim; provided, however, that (i) Indemnitee shall have the right to employ Indemnitee’s separate counsel in any such Claim at

Indemnitee’s expense and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s separate counsel shall be Expenses for which Indemnitee may receive indemnification, exoneration or hold harmless rights or Expense Advances hereunder. Indemnitee agrees that any separate counsel retained by Indemnitee will be a member of any approved list of panel counsel under the Company’s applicable directors’ and officers’ insurance policy, should the applicable policy provide for a panel of approved counsel.  Notwithstanding anything in this agreement to the contrary, the Indemnitee shall have the right to employ the Indemnitee’s own counsel in connection with any such proceeding, at the expense of the Company, if such counsel serves in a review, observer, advice, and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding; provided, however, that Indemnitee must choose his or her own counsel from three options provided to the Indemnitee by the Company.

(f) Settlement. The Company shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on the Indemnitee without Indemnitee’s written consent, which may be given or withheld in Indemnitee’s sole discretion. The Company shall not, on its own behalf, settle any part of any Proceeding to which Indemnitee is party with respect to other parties (including the Company) without the written consent of Indemnitee if any portion of such settlement is to be funded from corporate insurance proceeds unless approved by (1) the written consent of Indemnitee or (ii) a majority of the independent directors of the board; provided, however, that the right to constrain the Company’s use of corporate insurance as described in this section shall terminate at the time the Company concludes (per the terms of this Agreement) that (i) Indemnitee is not entitled to indemnification pursuant to this Agreement, or (ii) such indemnification obligation to Indemnitee has been fully discharged by the Company.

5.              Additional Indemnification Rights; Nonexclusivity.

(a)                                 Scope.  The Company hereby agrees to indemnify, exonerate and hold harmless the Indemnitee to the fullest extent permitted by law in respect of any Covered Event, notwithstanding that such indemnification, exoneration or hold harmless right is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s bylaws or by statute, a vote of stockholders or a resolution of directors, or otherwise.  The rights of indemnification and to receive Expense Advances as provided by this Agreement shall be interpreted independently of, and without reference to, any other such rights to which Indemnitee may at any time be entitled.  In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify, exonerate or hold harmless a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change.  In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify, exonerate or hold harmless a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 9(a) hereof.

(b)                                 Nonexclusivity.  The indemnification, exoneration or hold harmless rights and the payment of Expense Advances provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its bylaws, any other agreement, any vote of stockholders or disinterested directors, the DGCL, or otherwise.  The indemnification, exoneration or hold harmless rights and the payment of Expense Advances provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified, exonerated or held harmless capacity even though subsequent thereto Indemnitee may have ceased to serve in such capacity.

6.              No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company’s Certificate of Incorporation, bylaws or otherwise) of the amounts otherwise payable hereunder, except as provided in Section 17 below; provided, however, that payment made to Indemnitee pursuant to an insurance policy purchased and maintained by Indemnitee at his or her own expense of any amounts otherwise indemnifiable or obligated to be made pursuant to this Agreement shall not reduce the Company’s obligations to Indemnitee pursuant to this Agreement

7.              Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification, exoneration or hold harmless rights by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for the total amount thereof, the Company shall nevertheless indemnify, exonerate or hold harmless Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

8.              Liability Insurance.  To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors who are not employees of the Company, if Indemnitee is a director who is not employed by the Company; or of the Company’s officers, if Indemnitee is a director of the Company and is also employed by the Company, or is not a director of the Company but is an officer; or in the Company’s sole discretion, if Indemnitee is not an officer or director but is an employee, agent or fiduciary.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has directors’ and officers’ insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. For the duration of Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending or possible Claim, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance.  The minimum AM Best rating for the insurance carriers of such insurance carrier shall be not less than A- VI. In the event of a Change in Control or the Company’s becoming insolvent, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to maintain in force any and all insurance policies then maintained by the Company in providing insurance—directors’ and officers’ liability, fiduciary, employment practices or otherwise—in respect of the individual directors and officers of the Company, for a fixed period of six years thereafter (a “Tail Policy”). Such coverage shall be non-cancellable and shall be placed and serviced for the duration of its term by the Company’s incumbent insurance broker. Such broker shall place the Tail Policy with the incumbent insurance carriers using the policies that were in place at the time of the change of control event (unless the incumbent carriers will not offer such policies, in which case the Tail Policy placed by the Company’s insurance broker shall be substantially comparable in scope and amount as the expiring policies, and the insurance carriers for the Tail Policy shall have an AM Best rating that is the same or better than the AM Best ratings of the expiring policies).

9.              Exceptions.  Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)                                 Excluded Action or Omissions.  To indemnify, exonerate or hold harmless Indemnitee for Expenses resulting from acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification, exoneration or hold harmless rights under this Agreement or applicable law; provided, however, that notwithstanding any limitation set forth in this Section 10(a) regarding the Company’s obligation to provide indemnification, exoneration or hold harmless rights to Indemnitee, Indemnitee shall be entitled under Section 3 to receive Expense Advances hereunder with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has engaged in acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law.

(b)                                 Claims Initiated by Indemnitee.  To indemnify, exonerate or hold harmless or make Expense Advances to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or cross claim, except (i) with respect to actions or proceedings brought to establish or enforce an indemnification, exoneration or hold harmless right under this Agreement or any other agreement or insurance policy or under the Company’s Certificate of Incorporation or bylaws now or hereafter in effect relating to Claims for Covered Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim or (iii) as otherwise required under Section 145 of the DGCL, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, exoneration, hold harmless right, Expense Advances or insurance recovery, as the case may be.

(c)                                  Lack of Good Faith.  To indemnify, exonerate or hold harmless Indemnitee for any Expenses incurred by Indemnitee with respect to any action instituted (i) by Indemnitee to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 13 hereof that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous or (ii) by or in the name of the Company to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 13 hereof that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous.

(d)                                 Claims Under Section 16(b) or Sarbanes-Oxley Act.  To indemnify, exonerate or hold harmless Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute or (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); provided, however, that notwithstanding any limitation set forth in this Section 10(d) regarding the Company’s obligation to provide indemnification or exoneration or hold harmless, Indemnitee shall be entitled under Section 3 hereof to receive Expense Advances hereunder with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has violated said statute.

10.       Counterparts.  This Agreement may be executed in counterparts and by facsimile or electronic transmission, each of which shall constitute an original and all of which, together, shall constitute one instrument.

11.       Binding Effect; Successors and Assigns.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), spouses, heirs, and personal and legal representatives.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement and to indemnify Indemnitee to the fullest extent permitted by law.  This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company’s request.  [The Company and Indemnitee agree that the Fund Indemnitors (as defined in Section 18 below) are express third party beneficiaries of this Agreement.](2)

12.       Expenses Incurred in Action Relating to Enforcement or Interpretation.  In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee with respect to such action (including without limitation attorneys’ fees), regardless of whether

(2)  Note to Form:  To be included when applicable.

Indemnitee is ultimately successful in such action, unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action.  In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be indemnified, exonerated or held harmless for all Expenses incurred by Indemnitee in defense of such action (including without limitation costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action.

13.       Damages Insufficient/Specific Performance. The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm.  Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm (having agreed that actual and irreparable harm will result in not forcing the Company to specifically perform its obligations pursuant to this Agreement) and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled.  The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith.  The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Company hereby waives any such requirement of a bond or undertaking.

14.       Information Sharing. If the Indemnitee is the subject of or is implicated in any way during an investigation, whether formal or informal, the Company shall notify the Indemnitee of such investigation and shall share with Indemnitee any information it has turned over to any third parties concerning the investigation (“Shared Information”). By executing this agreement, Indemnitee agrees that such Shared Information is material non-public information that Indemnitee is obligated to hold in confidence and may not disclose publicly; provided, however, that Indemnitee is permitted to use the Shared Information and to disclose such Shared information to Indemnitee’s legal counsel and third parties solely in connection with defending Indemnitee from legal liability.

15.       Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked or (iii)

if by e-mail by way of a PDF attachment thereto of a manually executed document when the recipient, by return e-mail or notice delivered by other method provided for in this Section 15 acknowledges having received such e-mail.  Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice.

16.       Consent to Jurisdiction.  The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

17.       Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

18.       Choice of Law.  This Agreement, and all rights, remedies, liabilities, powers and duties of the parties to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

19.       Primacy of Indemnification; Subrogation.

(a)                                 [The Company hereby acknowledges that Indemnitee has or may in the future have certain indemnification, exoneration, hold harmless or Expense advancement rights and/or insurance provided by [Fund] and certain of its affiliates (collectively, the “Fund Indemnitors”).  The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance Expenses or to provide indemnification, exoneration or hold harmless rights for the same Expenses incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, to the extent legally permitted and as required by the Certificate of Incorporation or bylaws of the Company (or any agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof and (iv) if any Fund Indemnitor is a party to or a participant in a legal proceeding, which participation or involvement arises solely and exclusively as a result of Indemnitee’s service to the Company as a director of the Company, then such Fund Indemnitor shall be entitled to all of the indemnification rights and remedies under this Agreement to the same extent as Indemnitee.  The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any Claim for which Indemnitee has sought indemnification, exoneration or hold harmless rights from the Company shall affect the foregoing and the Fund Indemnitors shall have a right to receive from the Company, contribution and/or be subrogated, to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company.](3)

(b)                                 [Except as provided in Section 17(a) above, ][I]n the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee from any insurance policy purchased by the Company, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.  In no event, however, shall the Company or any other person have any right of recovery, through subrogation or otherwise, against (i) Indemnitee, [or] (ii) [any Fund Indemnitor or (iii)](4) any insurance policy purchased or maintained by Indemnitee [or any Fund Indemnitor].

20.       Amendment and Termination.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

21.       Integration and Entire Agreement.  This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto, including any existing director or officer indemnification agreement; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the bylaws, any directors and officers insurance maintained by the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

22.       No Construction as Employment Agreement.  Nothing contained in this Agreement shall be construed as giving Indemnitee any right to employment by the Company or any of its subsidiaries or affiliated entities.

23.       Additional Acts.  If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

(The remainder of this page is intentionally left blank.)

(3)  Note to Form:  To be included when applicable.

(4)  Note to Form:  To be included when applicable.

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

THE TRADE DESK, INC.

By:
AUTHORIZED OFFICER

Address:
42 N. Chestnut Street
Ventura, CA 93001

AGREED TO AND ACCEPTED BY:

INDEMNITEE:

By:
«INDEMNITEE»

Date: [ • ]

Address:
«Address»
E-mail: